UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, the board of directors (the “Board”) of Axogen, Inc. (the “Company”) appointed Paul G. Thomas as a new director, effective September 30, 2020.  Mr. Thomas will serve on the Nominating, Governance and Sustainability Committee and the Science and Technology Committee.  Commensurate with the Company’s director compensation policy, as a director, Mr. Thomas will receive a quarterly cash retainer of $10,000 and a quarterly cash retainer of $1,250 for his service on the Governance, Nominating and Sustainability Committee.  Mr. Thomas will also receive a quarterly cash retainer of $1,250 for his service on the Science and Technology Committee.

Mr. Thomas, also commensurate with the Company’s director compensation policy, will receive a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 based upon, and at an exercise price equal to, the fair market value of our shares of common stock on September 30, 2020, which will vest in three equal annual installments with the first vesting date occurring on September 30, 2021.  Each calendar year the day after election or re-lection at the annual meeting of shareholders, Mr. Thomas will receive an annual stock option grant to purchase shares of common stock with an equity value of $120,000 based upon, and at an exercise price equal to, the fair market value of our shares of common stock on the date of grant and will vest one year from the anniversary of the date of the grant. Such stock options are for a term of ten years.

Mr. Thomas is not: (a) a party to any arrangement or understanding with any person pursuant to which he was elected a Company director; or (b) a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Additionally, on September 30, 2020, Robert Rudelius, a member of the Board, advised the Company that he  was retiring from the Board, effective immediately.  Mr. Rudelius’ departure was not due to any disagreement with the Company.  The vacancy left by Mr. Rudelius’ departure was filled by the appointment of Mr. Thomas.

The Company issued a press release regarding Mr. Thomas’ appointment to the Board and Mr. Rudelius’ retirement from the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

99.1	Axogen Press Release, dated September 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2020

AXOGEN, INC.

	By:	/s/ Bradley L. Ottinger, Esq.
	Name:	Bradley L. Ottinger, Esq.
	Title:	General Counsel

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